       As filed with the Securities and Exchange Commission on December 22, 1998
                                                      Registration No. 333- ____

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 --------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                 --------------------

                          LATTICE SEMICONDUCTOR CORPORATION
                (Exact name of registrant as specified in its charter)

        DELAWARE                                                 93-0835214
------------------------                                    -------------------
(State of Incorporation)                                    (I.R.S. Employer
                                                            Identification No.)

                                5555 N.E. Moore Court
                             Hillsboro, Oregon 97124-6421
             (Address of Principal Executive Offices, including Zip Code)

                       ----------------------------------------

                              1996 STOCK INCENTIVE PLAN
                              (as amended May 5, 1998)
                              (Full title of the plans)

                       ----------------------------------------

                                  Stephen A. Skaggs
                               Chief Financial Officer
                          LATTICE SEMICONDUCTOR CORPORATION
                                5555 N.E. Moore Court
                             Hillsboro, Oregon 97124-6421
                                    (503) 681-0118
              (Name, address and telephone number of agent for service)

                                 --------------------

                                       Copy to:
                                  John A. Fore, Esq.
                           WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation
                                  650 Page Mill Road
                             Palo Alto, California 94304
                                   (650) 493-9300

                                 --------------------

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

                           CALCULATION OF REGISTRATION FEE

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
                                                                       Proposed
                                                      Proposed         Maximum
                                                      Maximum         Aggregate         Amount of
   Title of Securities             Amount to be    Offering Price      Offering        Registration
   to be Registered                 Registered      Per Share(1)        Price(1)            Fee
---------------------------------------------------------------------------------------------------
Common Stock,                        2,300,000         $42.75          $98,325,000      $27,334.35
$0.01 par value per share

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(1)  The Proposed Maximum Offering Price Per Share was estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported by the Nasdaq National Market on December 18, 1998.

                 REGISTRATION STATEMENT ON FORM S-8

                               PART II

           INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Lattice Semiconductor Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 1998, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1998, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (c) The Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1998, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (d) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 27, 1989 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

     (e) The description of the preferred stock purchase rights of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 13, 1991.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation, as amended, limits the personal liability of directors for monetary damages for their conduct as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law").

     Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Restated Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     EXHIBIT
     NUMBER                              DESCRIPTION
     -------                             -----------
      4.1      1996 Stock Incentive Plan (as amended May 5, 1998).

      5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, Counsel to the Registrant.

     24.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     24.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, Counsel to the Registrant (see Exhibit 5.1).

     25.1      Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 17th day of December, 1998.

                              LATTICE SEMICONDUCTOR CORPORATION


                              By: /s/ Cyrus Y. Tsui
                                 -------------------------------------------
                                    Cyrus Y. Tsui
                                    President, Chief Executive Officer
                                    and Chairman of the Board

                          POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                               Title                          Date
-------------------------     -------------------------------------   -----------------

 /s/ Cyrus Y. Tsui            President, Chief Executive Officer      December 17, 1998
-------------------------     (Principal Executive Officer) and
Cyrus Y. Tsui                 Chairman of the Board of Directors

 /s/ Stephen A. Skaggs        Senior Vice President, Chief Financial  December 17, 1998
-------------------------     Officer (Principal Financial Officer)
Stephen A. Skaggs             and Secretary


 /s/ Mark O. Hatfield         Director                                December 17, 1998
-------------------------
Mark O. Hatfield

/s/ Daniel S. Hauer           Director                                December 17, 1998
-------------------------
Daniel S. Hauer

 /s/ Harry A. Merlo           Director                                December 17, 1998
-------------------------
Harry A. Merlo

 /s/ Larry W. Sonsini         Director                                December 17, 1998
-------------------------
Larry W. Sonsini

/s/ Douglas C. Strain         Director                                December 17, 1998
-------------------------
Douglas C. Strain

                  LATTICE SEMICONDUCTOR CORPORATION

                 REGISTRATION STATEMENT ON FORM S-8

                          INDEX TO EXHIBITS


    EXHIBIT
     NUMBER                     DESCRIPTION
    -------                     -----------
      4.1      1996 Stock Incentive Plan (as amended May 5, 1998).

      5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, Counsel to the Registrant.

     24.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     24.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, Counsel to the Registrant (see Exhibit 5.1).

     25.1      Power of Attorney (see page II-4).